Exhibit 8.1

Linklaters LLP

1345 Avenue of the Americas

New York, New York 10105

www.linklaters.com

T 212.903.9000

F 212.903.9100

July 24, 2014

Republic of South Africa

National Treasury

Private Bag X115

Pretoria 0001

South Africa

Republic of South Africa—U.S.$1,000,000,000 5.375% Notes due 2044 and €500,000,000 3.750% Notes due 2026

Ladies and Gentlemen:

We have acted as special U.S. tax counsel to the Underwriters (as defined below) in connection with the offering by the Republic of South Africa (the “Issuer”), pursuant to the Registration Statement (No. 333-192814), on Schedule B relating to U.S.$1,000,000 5.375% notes due 2044 and €500,000,000 3.750%% notes due 2026 of the Issuer (collectively the “Securities”) and other securities of the Issuer (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”).

This opinion is limited to the federal income tax laws of the United States, and we express no opinion as to the effect of the laws of any States of the United States or any other jurisdiction.

For the purpose of this opinion, we have examined the Registration Statement, including the Prospectus, dated February 7, 2014, the Prospectus Supplement, dated July 17, 2014 (the “Prospectus Supplement”), the Fiscal Agency Agreement, dated December 13, 2013 (the “Fiscal Agency Agreement”), between the Issuer, Citibank N.A., London Branch, as fiscal agent (the “Fiscal Agent”), and Banque Internationale à Luxembourg, Société Anonyme, as Luxembourg listing and paying agent, a copy of the Securities in global form as executed by the Issuer, the Pricing Agreement, dated July 17, 2014 (the “Pricing Agreement”), between the Issuer and Citigroup Global Markets Inc. and Rand Merchant Bank, as representatives of the underwriters set forth therein (the “Underwriters”), the Underwriting Agreement, dated December 13, 2013 (the “Underwriting Agreement”), of the Issuer incorporated by reference in the Pricing Agreement and such certificates and other documents, and such questions of law, as we have considered necessary or appropriate. We have assumed that the Issuer has the power to execute and deliver the Underwriting Agreement, the Pricing Agreement, the Securities and the Fiscal Agency Agreement, and perform its obligations thereunder, that the Underwriting Agreement, the Pricing Agreement, the Securities and the Fiscal Agency Agreement have been duly and validly authorized, executed and delivered under the laws of the Republic of South Africa by the Issuer, that the Securities conform to the forms examined by us and that the signatures on all documents examined by us are genuine, assumptions that we have not independently verified.

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications set forth herein and in the Prospectus Supplement, the discussion set forth under the caption “Taxation—United States Federal Income Taxation” in the Prospectus Supplement, insofar as it expresses legal conclusions with respect to matters of U.S. federal income tax law, is our opinion as to the material United States federal income tax consequences to U.S. Holders (as such term is defined in the prospectus that is part of the Prospectus Supplement) of the acquisition, ownership and disposition of the Issuer’s Securities and is limited to those United States federal income tax consequences specifically discussed therein.

The foregoing opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and applicable regulations, rulings and judicial decisions, in each case as in effect on the date hereof, and this opinion may be affected by amendments to the Code or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof. We express no opinion other than as to the federal income tax laws of the United States of America, and we undertake no responsibility to update or supplement our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Amendment to South Africa’s Annual Report on Form 18-K for its Fiscal Year ended March 31, 2014. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/ Linklaters LLP
LINKLATERS LLP

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